                                                                    EXHIBIT 99.3

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Shawmut Capital Corporation
  (successor to the Business Finance Division of Barclays Business Credit, Inc.)

     In our opinion, the accompanying balance sheets and the related statements of income and of cash flows present fairly, in all material respects, the financial position of the Business Finance Division of Barclays Business Credit, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, during 1993 the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

PRICE WATERHOUSE LLP
Hartford, Connecticut
April 7, 1995

                          BUSINESS FINANCE DIVISION OF
                         BARCLAYS BUSINESS CREDIT, INC.

                          BALANCE SHEET (IN THOUSANDS)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1993
                                                                      ----------     ----------
                                            ASSETS
Cash................................................................  $      977
Loans, less allowance for credit losses of $41,215 and $40,657......   2,268,521     $1,944,068
Investment..........................................................       2,654          3,099
Premises and equipment, net.........................................       2,729          3,309
Deferred income taxes...............................................      24,206
Other assets........................................................       2,410          1,967
                                                                      ----------     ----------
          Total assets..............................................  $2,301,497     $1,952,443
                                                                       =========      =========

                         LIABILITIES AND INVESTMENT OF PARENT COMPANY
Affiliate advances..................................................  $2,000,052     $1,675,296
Cash overdraft......................................................                      1,317
Customer deposits...................................................       3,124         11,064
Accounts payable and accrued liabilities............................      21,277         17,832
Interdivision and parent company payables...........................      16,003         28,041
Deferred income taxes...............................................                     10,688
                                                                      ----------     ----------
          Total liabilities.........................................   2,040,456      1,744,238
                                                                      ----------     ----------
Investment of parent company........................................     261,041        208,205
                                                                      ----------     ----------
          Total liabilities and investment of parent company........  $2,301,497     $1,952,443
                                                                       =========      =========

   The accompanying notes are an integral part of these financial statements.

                          BUSINESS FINANCE DIVISION OF
                         BARCLAYS BUSINESS CREDIT, INC.

                       STATEMENT OF INCOME (IN THOUSANDS)

                                                                          FOR THE YEAR ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
Interest and loan origination fee income...............................  $200,204     $160,111
Interest expense.......................................................    86,189       60,303
                                                                         --------     --------
Net interest income....................................................   114,015       99,808
Provision for credit losses............................................     6,070        5,118
                                                                         --------     --------
Net interest income after provision for credit losses..................   107,945       94,690
Other income:
  Fee income...........................................................    13,013       10,286
  Other................................................................     9,703       11,731
                                                                         --------     --------
                                                                           22,716       22,017
                                                                         --------     --------
Other expenses:
  Compensation and benefits............................................    28,755       27,358
  Occupancy............................................................     6,704        6,793
  Other................................................................     5,494        6,423
                                                                         --------     --------
                                                                           40,953       40,574
                                                                         --------     --------
Income before income tax provision and cumulative effect of accounting
  change...............................................................    89,708       76,133
Income tax provision...................................................    36,872       29,416
                                                                         --------     --------
Income before cumulative effect of accounting change...................    52,836       46,717
Cumulative effect of accounting change.................................                  4,299
                                                                         --------     --------
Net income.............................................................  $ 52,836     $ 42,418
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                          BUSINESS FINANCE DIVISION OF
                         BARCLAYS BUSINESS CREDIT, INC.

                     STATEMENT OF CASH FLOWS (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1994          1993
                                                                       ---------     ---------
OPERATING ACTIVITIES
  Net income.........................................................  $  52,836     $  42,418
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for credit losses.....................................      6,070         5,118
     Depreciation and amortization...................................        381           316
     Loss on disposal of premises and equipment......................        326           579
     Deferred income taxes...........................................    (34,894)       (7,101)
     Loan origination fees received..................................     12,923        11,505
     Amortization of loan origination fees...........................     (8,322)       (8,400)
     (Decrease) increase in customer deposits........................     (7,940)        7,180
     Increase (decrease) in accounts payable and accrued
      liabilities....................................................      3,445        (3,032)
     (Decrease) increase in interdivision and parent company
      payables.......................................................    (12,038)        8,047
     Other...........................................................         (2)         (201)
                                                                       ---------     ---------
     Net cash provided by operating activities.......................     12,785        56,429
                                                                       ---------     ---------
INVESTING ACTIVITIES
Loans originated.....................................................   (631,055)     (561,985)
  Loans repaid.......................................................    295,931       329,587
  Purchases of premises and equipment................................       (123)         (946)
  Proceeds from sale of premises and equipment.......................                    1,364
                                                                       ---------     ---------
     Net cash used in investing activities...........................   (335,247)     (231,980)
                                                                       ---------     ---------
FINANCING ACTIVITIES
  Increase in affiliate advances.....................................    324,756       169,781
  Change in cash overdraft...........................................     (1,317)        1,317
                                                                       ---------     ---------
     Net cash provided by financing activities.......................    323,439       171,098
                                                                       ---------     ---------
Increase (decrease) in cash and cash equivalents.....................        977        (4,453)
Cash and cash equivalents, beginning of year.........................          0         4,453
                                                                       ---------     ---------
Cash and cash equivalents, end of year...............................  $     977             0
                                                                       =========     =========

   The accompanying notes are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     On November 12, 1994, Shawmut National Corporation signed a definitive agreement to acquire certain business operations and related assets and liabilities of Barclays Bank PLC. The acquisition was completed on January 31, 1995. The assets acquired and liabilities assumed include substantially all assets and certain of the liabilities of the Business Finance Division of Barclays Business Credit, Inc. (BCI), a wholly-owned indirect subsidiary of Barclays Bank PLC, certain accounts related to the vehicle and equipment leasing portfolio of the Barclays Credit Services Division of BCI and certain accounts related to the International Services Group of Barclays Bank PLC.

     On February 20, 1995, Shawmut National Corporation and Fleet Financial Group, Inc., a corporation organized and existing under the laws of the State of Rhode Island, entered into an Agreement and Plan of Merger, pursuant to which Shawmut National Corporation will merge with and into Fleet Financial Group, Inc.

     These financial statements include the historical financial position at December 31, 1994 and 1993 and the results of operations for each of the two years in the period ended December 31, 1994 of the various divisions of BCI and Barclays Bank PLC acquired by Shawmut National Corporation. Collectively, the divisions acquired by Shawmut National Corporation and included in these financial statements are hereinafter referred to as the Business Finance Division of Barclays Business Credit, Inc. or "BFD" since the actual Business Finance Division of BCI represents approximately 99% of BFD's total assets at December 31, 1994 and 96% of net income for the year then ended. BFD is engaged principally in the commercial finance business, providing asset-based loans which are primarily secured by accounts receivable, inventory and fixed assets. These financial statements have been prepared in conformity with generally accepted accounting principles. Certain amounts for the prior year have been reclassified to conform to current year presentation. The following summarizes the significant accounting policies followed by BFD.

LOANS AND RELATED INTEREST AND FEE INCOME

     Loans are stated at the principal amounts outstanding.

     Interest income from loans is recognized as earned using the interest method. When a term loan is contractually delinquent 90 days or more or the ability of the borrower to repay principal or interest is in doubt, BFD discontinues the accrual of interest. Interest received on nonaccrual loans is recorded as a reduction of principal. Recognition of income is generally resumed when the term loan becomes current, the borrower has demonstrated the ability to make payments of principal and interest and doubt as to the collectibility of the loan is not present.

     Fees received for the origination of loans are deferred and amortized to interest income over the contractual lives of the loans using the interest method. Unamortized amounts are recognized as income at the time that loans are paid in full.

ALLOWANCE FOR CREDIT LOSSES

     The allowance for credit losses is maintained at a level determined by management to be adequate to provide for probable losses inherent in the existing loan portfolio. The adequacy of the allowance is determined based on, among other factors, the adequacy of collateral supporting the loans, past loss experience, management's determination of the risk elements in the loan portfolio and off-balance sheet commitments, factors affecting the credit quality of the borrowers and factors impacting the overall economic environment in which BFD operates. By its nature, the determination of the adequacy of this allowance is based on estimates and other judgments made by management which may change quickly because of changing economic conditions and management's perception as to how these factors may affect the financial condition of debtors.

     The allowance for credit losses is maintained through provisions charged to income. When a loan, or a portion of a loan, is considered to be uncollectible, the loss is charged to the allowance. Subsequent recoveries of loans previously charged-off are credited to the allowance.

INVESTMENT

     Investment consists of a limited partnership interest and is carried at cost, which approximates the net realizable value of this investment. The general partner of this limited partnership values the partnership assets, principally non-marketable equity securities, at cost less an adjustment for permanent declines in value and does not disclose the fair market value of the limited partnership assets.

PREMISES AND EQUIPMENT

     Premises, leasehold improvements and equipment are carried at historical cost less accumulated depreciation and amortization computed primarily on the straight-line method. Depreciation of premises and equipment is calculated based on the estimated useful lives of the related assets (generally 3 to 5 years). Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Maintenance, repair and minor improvements are charged to other expenses as incurred, while major improvements are capitalized.

REPOSSESSED ASSETS

     Repossessed assets are included in the financial statements at the lower of cost or fair value. Estimated fair values are based on management's evaluation of numerous factors, including estimated holding costs and time to disposition, appraisals, sales of comparable assets and estimated market conditions. The excess at the time of repossession, if any, of the loan value over the estimated fair value of the repossessed property is charged to the allowance for credit losses. Additional decreases in the carrying value subsequent to repossession are recognized through provisions charged to operations and are included in other expenses.

PENSION AND OTHER EMPLOYEE BENEFIT PLANS

     Substantially all of BFD's full and part-time employees meeting certain eligibility criteria are covered under the retirement and other employee benefit plans of Barclays Bank PLC. Costs of the plans, which are based on actuarial computations of current and future benefits for employees, are allocated by Barclays Bank PLC to BFD and are charged to other expenses. Barclays Bank PLC funds the plans annually in an amount necessary to satisfy the Internal Revenue Service's funding standards and BFD makes payments as directed.

     BFD adopted Financial Accounting Standards (FAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993. Substantially all of BFD's full-time employees participate in postretirement health care benefit plans sponsored by Barclays Bank PLC. Postretirement health care benefits expense is based on an actuarial computation of current and future benefits for employees and retirees. See Note 5 "Pension and Other Employee Benefit Plans."

     BFD adopted FAS No. 112, "Employer's Accounting for Postemployment Benefits," effective January 1, 1994. Substantially all of BFD's full-time employees participate in postemployment benefits sponsored by Barclays Bank PLC. Postemployment benefits expense is determined based upon various criteria depending on the type of benefit.

INCOME TAXES

     BFD is included in the consolidated federal income tax returns of Barclays USA, Inc. The Business Finance Division of BCI and the vehicle and equipment leasing portfolio of the Barclays Credit Services Division of BCI are included in the state income tax returns of BCI.

     BFD computes its federal and state income tax provisions for financial statement purposes on a separate entity basis.

     BFD adopted FAS No. 109, "Accounting for Income Taxes," prospectively, effective January 1, 1993. Income tax expense is based on estimated taxes payable or refundable on a tax return basis for the current year and the changes in the amount of deferred tax assets and liabilities during the year. Deferred tax assets and liabilities are established for temporary differences between the accounting basis and the tax basis of BFD's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. See Note 6 "Income Taxes."

STATEMENT OF CASH FLOWS

     For the purpose of reporting cash flows, BFD has defined cash equivalents as those amounts included in the caption "Cash". Changes in cash overdrafts are reported as a financing activity for the purpose of reporting cash flows. Certain information presented in the Statement of Cash Flows is dependent on management's estimates and assumptions concerning the portion of the total cash flows of BCI and Barclays Bank PLC allocable to BFD.

OTHER INCOME

     Other income for the year ended December 31, 1993 includes $6.3 million related to the reversal of a litigation reserve established prior to January 1, 1993. This reserve was established to provide for management's estimate of losses to be incurred by BFD in connection with certain litigation. This legal matter was settled during 1993 for an amount less than the reserve established. Accordingly, management reversed the portion of the reserve in excess of the settlement amount during 1993.

2.  LOANS AND ALLOWANCE FOR CREDIT LOSSES

     Substantially all of BFD's loans are secured by accounts receivable, inventory, fixed assets and other collateral. At December 31, 1994 and 1993, loans, net of unearned income of $17,838,900 and $50,457,800, respectively, consisted of the following lending categories (in thousands):

                                                                     1994           1993
                                                                  ----------     ----------
    Accounts receivable.........................................  $1,183,500     $  781,105
    Inventory...................................................     435,996        410,244
    Equipment and real estate...................................     643,299        550,328
    Vehicle and equipment leases................................       8,185        158,975
    Other secured...............................................      38,756         84,073
                                                                  ----------     ----------
      Total.....................................................   2,309,736      1,984,725
    Less allowance for credit losses............................      41,215         40,657
                                                                  ----------     ----------
      Loans, net................................................  $2,268,521     $1,944,068
                                                                   =========      =========

     At December 31, 1994 and 1993, the accrual of interest income was suspended on loans having an outstanding balance of $28,081,800 and $32,402,700, respectively. Interest income related to nonaccruing loans would have been increased by approximately $2.3 million in 1994 and $2.1 million in 1993 had these loans been current.

     At December 31, 1994, the approximate contractual maturities of loans were as follows (in thousands):

            1995.....................................................  $1,893,661
            1996.....................................................     168,984
            1997.....................................................     117,559
            1998.....................................................      85,428
            1999.....................................................      42,524
            Thereafter...............................................       1,580
                                                                       ----------
                 Total...............................................  $2,309,736
                                                                        =========

     Changes in the allowance for credit losses during the years ended December 31, 1994 and 1993 were as follows (in thousands):

                                                                    1994        1993
                                                                   -------     -------
        Balance at beginning of year.............................  $40,657     $39,021
        Provision for credit losses..............................    6,070       5,118
        Loans charged-off........................................   (7,654)     (3,796)
        Recoveries...............................................    2,142         314
                                                                   -------     -------
        Balance at end of year...................................  $41,215     $40,657
                                                                   =======     =======

     In May 1993, the Financial Accounting Standards Board issued FAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement addresses the accounting by creditors for impairment of certain loans. It requires that values for impaired loans generally be measured based on the present value of expected future cash flows discounted at the loan's effective rate or the fair value of the collateral that supports the loan. This statement is effective for fiscal years beginning after December 15, 1994. Management does not expect that the adoption of this statement will have a material impact on the financial position or results of operations of BFD.

     During July 1994, BFD completed a sale of $115.6 million of vehicle and equipment leases resulting in a gain of $7.4 million which is included in other income.

3.  PREMISES AND EQUIPMENT

     The components of premises and equipment at December 31, 1994 and 1993 consisted of the following (in thousands):

                                                                      1994       1993
                                                                     ------     ------
        Leasehold improvements.....................................  $1,100     $1,063
        Furniture and fixtures.....................................   2,772      2,645
        Equipment..................................................   3,004      3,162
                                                                     ------     ------
          Total....................................................   6,876      6,870
        Less accumulated depreciation and amortization.............   4,147      3,561
                                                                     ------     ------
          Total....................................................  $2,729     $3,309
                                                                     ======     ======

     Depreciation and amortization expense for the years ended December 31, 1994 and 1993 totaled $381,000 and $316,000, respectively, and is included in other expenses.

     BFD occupies certain premises and rents equipment under leases that are accounted for as operating leases. Operating lease rentals aggregated approximated $2,186,000 and $2,387,000 for the years ended December 31, 1994 and 1993, respectively.

     The following schedule presents, by year, future minimum rental payments required under the terms of operating leases in excess of one year (in thousands):

            1995........................................................  $2,269
            1996........................................................   1,640
            1997........................................................   1,259
            1998........................................................   1,091
            1999........................................................   1,083
            Thereafter..................................................   2,140
                                                                          ------
                                                                          $9,482
                                                                          ======

4.  AFFILIATE ADVANCES AND TRANSACTIONS WITH PARENT COMPANY AND AFFILIATES

     BFD finances substantially all of its lending and other services through short-term borrowings obtained from an affiliated company. BFD is also allocated long-term financing from an affiliated company as an additional source of funding. At December 31, 1994 and 1993, BFD had outstanding affiliate advances as follows (in thousands):

                                                                 1994           1993
                                                              ----------     ----------
        Short-term affiliate advances.......................  $1,924,349     $1,606,663
        Senior-term debentures..............................      35,587         34,543
        Senior subordinated debentures......................      40,116         34,090
                                                              ----------     ----------
                                                              $2,000,052     $1,675,296
                                                               =========      =========

     Interest expense incurred by BFD for affiliate advances during the years ended December 31, 1994 and 1993 totaled $86.2 million and $60.3 million, respectively.

     Short-term affiliate advances represent funding obtained by BFD from an affiliated company. The amount of short-term affiliate advances outstanding fluctuates on a daily basis based on BFD's funding needs. On a daily basis, BFD borrows additional funds or remits payment to the affiliate, including interest charges, as considered necessary based on its funding needs. Interest charges are generally computed based on 90-day LIBOR (6.38% at December 31, 1994).

     Long-term affiliate advances represent senior-term debentures and senior subordinated debentures issued by an affiliated company and allocated to BFD at the time the issues were placed. Senior-term debentures are allocated to BFD by the affiliate in order to match-fund fixed-rate loans issued by BFD. The senior-term debentures are multiple advances and bear interest at fixed rates ranging between 4.11% and 6.62%. The interest rate on each senior-term debenture represents the market rates obtained by the affiliate at the time the issue was placed. The senior subordinated debentures are priced at the prime rate minus 0.1% and mature on August 15, 1998.

     At December 31, 1994, maturities of BFD's affiliate advances were as follows (in thousands):

                                                   1995       1996      1997     1998       TOTAL
                                                ----------   -------   ------   -------   ----------
Short-term affiliate advances.................  $1,924,349                                $1,924,349
Senior-term debentures........................      15,993   $ 3,000   $9,598   $ 6,996       35,587
Senior subordinated debentures................                                   40,116       40,116
                                                ----------   -------   ------   -------   ----------
          Total...............................  $1,940,342   $ 3,000   $9,598   $47,112   $2,000,052
                                                 =========    ======   ======   =======    =========

     An affiliated company provides BFD certain services including legal, treasury, tax, human resources, payroll and pension administration. The costs relating to these services are determined annually based on the estimated charges expected to be incurred by the affiliate on BFD's behalf and are agreed to between BFD and the affiliate. These costs are allocated to BCI based on various methods depending on the nature of the cost.

These costs are further allocated by BCI to BFD based on BFD's budgeted average loans in relation to total budgeted average loans of BCI. Management believes that the allocation methods used are reasonable. Such costs allocated to BFD for the year ended December 31, 1994 and 1993 were $270,600 and $982,000, respectively, and are included in the appropriate other expenses caption.

     BCI provides BFD certain services including accounting and other administrative support and rent. These costs are charged to BFD on a pro rata allocation based on methods appropriate to the nature of the costs including headcount, budgeted average loans of BFD in relation to total budgeted average loans of BCI or square footage. Management believes that the allocation methods used are reasonable. Such costs allocated to BFD for the year ended December 31, 1994 and 1993 were $5,439,500 and $6,666,000, respectively, and are included in the appropriate other expenses caption.

     At December 31, 1994 and 1993, BFD had payables to affiliated companies and BCI of $16,003,000 and $28,041,000, respectively.

5.  PENSION AND OTHER EMPLOYEE BENEFIT PLANS

     Substantially all full and part-time employees of BFD meeting certain eligibility criteria participate in a noncontributory, qualified defined benefit pension plan sponsored by an affiliated company. For those vested, the Plan provides a monthly benefit upon retirement based on compensation during the five consecutive highest paid years of the last ten years of employment prior to retirement. It is the affiliate's policy to fund annually an amount consistent with the funding requirements of federal law and regulations and not to exceed an amount which would be deductible for federal income tax purposes.

     BFD also participates in supplemental retirement plans sponsored by an affiliated company that cover certain employees and pay benefits that supplement any benefits paid under the qualified plan. Benefits under the supplemental plan are generally based on compensation not included in the calculation of benefits to be paid under the qualified plan.

     Separate information regarding the funded status of the plan as it relates to BFD's employees is not available. The following table sets forth the funded status of the affiliated company's pension and supplemental benefit plans in which BFD's employees participate at December 31, 1994 and 1993 (in thousands):

                                                                   1994         1993
                                                                 --------     --------
        Actuarial present value of benefit obligations:
          Vested benefit obligation............................  $(39,315)    $(35,058)
                                                                 ========     ========
          Accumulated benefit obligation.......................  $(40,884)    $(37,232)
                                                                 ========     ========
        Projected benefit obligation for services to date......  $(47,298)    $(49,316)
        Plan assets at fair market value.......................    38,331       40,532
                                                                 --------     --------
        Projected benefit obligation in excess of plan
          assets...............................................    (8,967)      (8,784)
        Unrecognized transition asset..........................    (2,248)      (2,549)
        Unrecognized prior service cost........................       447          657
        Unrecognized losses....................................     2,892        7,591
                                                                 --------     --------
        Accrued pension cost...................................  $ (7,876)    $ (3,085)
                                                                 ========     ========

     The components of net pension cost for BFD's employees for the years ended December 31, 1994 and 1993 were as follows (in thousands):

                                                                   1994      1993
                                                                  ------     ----
            Service cost........................................  $  915     $552
            Other cost..........................................     151      (59)
                                                                  ------     ----
            Net periodic pension cost...........................  $1,066     $493
                                                                  ======     ====

     The expense represents an allocation of costs by the affiliated company to BCI and was determined based on the actuarial computation of current and future benefits for employees of BCI. BCI has allocated such costs to BFD based on headcount and management views this allocation method as reasonable. The major categories of "other cost" for 1993 were interest cost of $585,000 and expected return on assets of ($611,000). Such categories of "other cost" were not available for 1994. This expense is included in compensation and benefits.

     Significant rate assumptions as of December 31, 1994 and 1993 used in determining net periodic pension cost and related pension obligations were as follows:

                                                                   1994      1993
                                                                   -----     -----
            Discount rate in determining projected benefit
              obligation.........................................    8.5%      7.5%
            Rate of increase in compensation levels..............    4.5%      4.5%
            Long-term rate of return on plan assets..............   10.0%     10.0%

     An affiliated company also sponsors a postretirement benefit plan in which the employees of BFD participate. This plan provides health care benefits for retired employees that have met certain age and service requirements.

     BFD adopted FAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993. This new accounting standard requires the expected cost of these postretirement health care benefits to be accrued and charged to operations during the years the employees render the service. The transition obligation ($1,586,000 for the employees of BFD at December 31, 1993) is being amortized on a straight-line basis over 20 years. During 1994 and 1993, BFD charged $500,000 and $388,000, respectively, to other expense for postretirement benefits. Previously, BFD's postretirement benefits were expensed as claims were paid and were not significant.

     At December 31, 1994 and 1993, the accumulated postretirement benefit obligation for the employees of BFD was $2,659,000 and $2,331,000, respectively.

     The components of postretirement benefit cost for the years ended December 31, 1994 and 1993 are summarized below (in thousands):

                                                                        1994     1993
                                                                        ----     ----
        Service cost..................................................  $249     $164
        Other cost....................................................   251      224
                                                                        ----     ----
        Net periodic postretirement benefit cost......................  $500     $388
                                                                        ====     ====

     The expense represents an allocation of costs by the affiliated company to BCI and was determined based on the actuarial computation of current and future benefits for employees and retirees of BCI. BCI has allocated such costs to BFD based on headcount and management views this allocation method as reasonable. This expense is included in compensation and benefits.

     The significant rate assumptions as of December 31, 1994 and 1993 used in determining postretirement benefit cost and related obligations were as follows:

                                                                         1994     1993
                                                                         ----     ----
        Discount rate used in determining accumulated postretirement
          benefit obligations..........................................   8.5%     7.5%
        Medical cost trend rate........................................  13.0%    14.0%

     The assumptions for the medical cost trend decreases to 6.0% by the year 2001 and remains constant thereafter.

     BFD adopted FAS No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1994. This new accounting standard requires that the cost of these benefits be accrued and charged to operations if the obligation is attributable to services already rendered, rights to such benefits accumulate or vest, payment of the benefits is probable and the amount of the benefits can be reasonably estimated. Adoption of this standard did not have a significant effect on BFD's results of operations for the year ended December 31, 1994.

6.  INCOME TAXES

     BFD adopted FAS No. 109, "Accounting for Income Taxes" prospectively, effective January 1, 1993. The cumulative effect of this change was an income tax provision of $4.3 million.

     The provision for income taxes consists of the following for the years ended December 31, 1994 and 1993 (in thousands):

                                                                    1994        1993
                                                                   -------     -------
        FEDERAL
          Current................................................  $57,928     $21,701
          Deferred...............................................  (28,779)      1,478
                                                                   -------     -------
                                                                    29,149      23,179
                                                                   -------     -------
        STATE
          Current................................................   15,363       5,845
          Deferred...............................................   (7,640)        392
                                                                   -------     -------
                                                                     7,723       6,237
                                                                   -------     -------
        Total income tax provision...............................  $36,872     $29,416
                                                                   =======     =======

     Current taxes payable are settled based on the cash needs of the parent. Unpaid amounts attributable to current taxes payable are included in the caption "Interdivision and parent company payables."

     Significant temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1994 and 1993 are as follows (in thousands):

                                                         1994                               1993
                                            ------------------------------     ------------------------------
                                             DEFERRED         DEFERRED          DEFERRED         DEFERRED
                                            TAX ASSETS     TAX LIABILITIES     TAX ASSETS     TAX LIABILITIES
                                            ----------     ---------------     ----------     ---------------
Allowance for credit losses...............   $ 14,844                           $ 14,263
Loan origination fees.....................      6,850                              5,506
Basis difference in leased assets.........                     $ 1,607                            $36,449
Other.....................................      4,119                              5,992
                                            ----------         -------         ----------     ---------------
Total deferred income taxes...............   $ 25,813          $ 1,607          $ 25,761          $36,449
                                             ========       ==========          ========       ==========

     There was no valuation allowance at December 31, 1994 and 1993 since management views the recoverability of deferred tax assets to be more likely than not.

     The deferred tax liability attributable to the basis difference in leased assets relates substantially to the vehicle and equipment leases sold during July 1994. Refer to Note 2 "Loans and Allowance for Credit Losses."

     A reconciliation of the difference between income tax expense and the amount computed by applying the federal statutory rate of 35% for the years ended December 31, 1994 and 1993 follows (in thousands):

                                                                    1994        1993
                                                                   -------     -------
        Tax expense at statutory rate............................  $31,398     $26,646
        State income tax expense, net of federal tax benefit.....    5,020       4,055
        Tax exempt interest......................................     (149)       (261)
        Other items..............................................      603      (1,024)
                                                                   -------     -------
          Total income tax provision.............................  $36,872     $29,416
                                                                   =======     =======

7.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     As of December 31, 1994 and 1993, 17.6% and 20.3%, respectively, of BFD's loans were concentrated among borrowers located in the State of California. The largest industry concentration, as a percentage of loans, at December 31, 1994 and 1993 is metal products manufacturers (10.7% and 11.8%, respectively). There were no other industry or geographic concentrations in excess of 10% of loans outstanding at December 31, 1994 and 1993.

     In the normal course of business, BFD continually extends unfunded loan commitments associated with its lending activities. These unfunded commitments vary on a daily basis and are based on the amount of the borrowers' eligible collateral. At December 31, 1994 and 1993, BFD had unfunded commitments of $670,667,000 and $406,511,000, respectively.

     At December 31, 1994 and 1993, BFD had approved new loan commitments totaling $197,500,000 and $94,500,000, respectively. However, funded amounts for these loan commitments are expected to be less because actual advances will be based on the borrowers' eligible collateral at the time of funding.

     BFD provides trade services products consisting principally of standby letters of credit. Standby letters of credit are obligations to make payments under certain conditions to meet contingencies related to borrowers' contractual agreements and are subject to the same risk, credit review and approval process as a loan. At December 31, 1994 and 1993, total trade services products outstanding were $190,758,000 and $217,083,000, respectively.

     Interest rate swap agreements are used by BFD to manage its interest rate risk. As an alternative to match-funding fixed-rate loans, BFD occasionally enters into interest rate swap agreements with an affiliated company, whereby the two parties exchange fixed and floating interest rate payments on a notional principal amount over an agreed upon term; no principal payments are exchanged. At December 31, 1994, BFD had five interest rate swap agreements outstanding with an affiliate on a total notional principal amount of $41.0 million. At December 31, 1993, BFD had one interest rate swap agreement outstanding with an affiliate on a total notional principal amount of $10.2 million. In all instances, BFD makes fixed rate payments and, in turn, receives variable rate payments. The periodic net settlements of interest rate swap agreements are recorded as an adjustment to interest expense.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     FAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity or a contract that conveys or imposes the contractual right or obligation to either receive or deliver cash or another financial instrument. Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price if one exists.

     BFD estimated fair value based on discounting future cash flows or other valuation techniques. Each of these valuation techniques involve utilizing certain assumptions which are highly subjective and judgmental in nature. Accordingly, the results may not be precise and modifying the assumptions may significantly affect the values derived. In addition, fair values established utilizing these valuation techniques may or may not be substantiated by comparison with independent markets. Further, fair values may or may not be realized if a significant portion of the financial instruments were sold in a bulk sale transaction or a forced liquidation. Additionally, fair values may be different if the business operations or related assets and liabilities were acquired by an independent party. Accordingly, the fair values disclosed should not be interpreted as the aggregate current value of BFD.

     The methodology and assumptions used to estimate the fair value of BFD's financial instruments are described below.

CASH AND CASH OVERDRAFT

     The carrying amount for cash and cash overdraft approximates fair value.

LOANS

     The carrying amount of performing variable rate loans was assumed to approximate fair value due to the short-term and frequent repricing characteristics of these loans. The fair value of performing fixed rate loans was estimated by discounting expected future cash flows utilizing risk-free rates of return, adjusted for credit risk and servicing costs as determined by management in pricing such loans. The fair value of nonperforming loans was estimated by applying a discount factor considered to be appropriate by management.

INVESTMENT

     The carrying amount of BFD's investment is assumed to approximate fair value.

AFFILIATE ADVANCES

     The carrying amount of short-term affiliate advances and senior subordinated debentures was assumed to approximate fair value due to the short-term and frequent repricing characteristics of these advances. The fair value amount of the senior-term debentures was estimated by discounting scheduled cash flows through contractual maturity using estimated market interest rates.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     The fair value of commitments to extend credit and letters of credit was determined based on the discounted value of fees currently charged for similar agreements. The fair value of BFD's interest rate swap agreements was based on the amount BFD would receive or pay to terminate the agreement as of the reporting date based on the terms of the agreement, the credit worthiness of the counterparties and current interest rates.

     The estimated fair values of BFD's financial assets and liabilities and related off-balance sheet financial instruments at December 31, 1994 and 1993 are summarized below (in thousands):

                                                      1994                          1993
                                            -------------------------     -------------------------
                                             CARRYING      ESTIMATED       CARRYING      ESTIMATED
                                              AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                            ----------     ----------     ----------     ----------
FINANCIAL ASSETS
  Cash (Cash overdraft)...................  $      977     $      977     $   (1,317)    $   (1,317)
                                            ----------     ----------     ----------     ----------
  Loans, less allowance for credit
     losses...............................  $2,268,521     $2,264,000     $1,944,068     $1,954,000
                                            ----------     ----------     ----------     ----------
Investment................................  $    2,654     $    2,654     $    3,099     $    3,099
                                            ----------     ----------     ----------     ----------
FINANCIAL LIABILITIES
  Affiliate advances......................  $2,000,052     $2,000,000     $1,675,296     $1,670,000
                                            ----------     ----------     ----------     ----------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
  Commitments to extend credit (Committed
     amount at December 31, 1994 and 1993,
     $670,667 and $406,511,
     respectively)........................                 $    5,300                    $    3,100
                                                           ----------                    ----------
  Standby letters of credit (Contract
     amount at December 31, 1994 and 1993,
     $190,758 and $217,083,
     respectively)........................                 $    1,250                    $    1,300
                                                           ----------                    ----------
  Interest rate swap agreements (Notional
     amount at December 31, 1994 and 1993,
     $41,000 and $10,250, respectively)...                 $      725                    $     (400)
                                                           ----------                    ----------